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                           THE DFA INVESTMENT TRUST COMPANY

                              TRANSFER AGENCY AGREEMENT
                                 ADDENDUM NUMBER ONE

     THIS AGREEMENT is made as of the 7TH day of DECEMBER, 1998 by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware Business Trust (the "Fund"), and PFPC INC., formerly "Provident Financial Processing Corporation," a Delaware corporation, (the "Transfer Agent").

                               W I T N E S S E T H :

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended;

     WHEREAS, the Fund has retained the Transfer Agent to serve as the Fund's transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement dated January 15, 1993 (the "Agreement"), which, as of the date hereof, is in full force and effect;

     WHEREAS, the Transfer Agent currently provides such services to the existing series of shares of the Fund, including a new series of the Fund, designated as The U.S. Marketwide Value Series, which are listed on Schedule B, attached hereto; and

    WHEREAS, Paragraph 1 of the Agreement provides that any series of shares created by the Fund after the date of the Agreement shall be included thereunder upon the mutual agreement of the Fund and the Transfer Agent;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties agree:

     1.   The Agreement hereby is amended effective December 7, 1998 by:

          (a) replacing all references to "Provident Financial Processing Corp." with "PFPC Inc."

          (b)  re-stating Paragraph 1 of the Agreement to read as follows:

               "1.  APPOINTMENT.
                    The Fund hereby appoints the Transfer Agent to serve as transfer agent, registrar, and dividend disbursing agent for the series of shares of the Fund as listed on Schedule B, attached hereto, (the "Series") for the period and on the terms set forth in this Agreement. The Transfer Agent shall identify to each Series property belonging to such Series and in such reports, records, confirmations and notices to the Fund and other services provided hereunder shall promptly identify the Series to which such property, record, report, confirmation

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          or service pertains and shall issue shares on a per Series basis as provided in the registration statement of the Fund. The Transfer Agent accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 16 of this Agreement. Any Series of Shares created by the Fund after the date hereof shall be included hereunder upon the mutual agreement of the Fund and the Transfer Agent."

          (c)  re-stating Paragraph 2. of the Agreement to read as follows:

               "2.  DELIVERY OF DOCUMENTS.
                    The Fund has furnished the Transfer Agent with copies of properly certified or authenticated copies of each of the following:

                         (a) Resolutions of the Fund's Board of Trustees, authorizing the appointment of the Transfer Agent as transfer agent and registrar and dividend disbursing agent for the Fund and approving this Agreement;

                         (b) Appendix A identifying and containing the signatures of the Fund's officers and other persons authorized to issue Oral Instructions and to sign Written Instructions as hereinafter defined, on behalf of the Fund and to execute share certificates representing Shares of the applicable Series;

                         (c) The Fund's Certificate of Trust filed with the Delaware Secretary of State on October 17, 1992 and all amendments thereto;

                         (d) The Fund's Agreement and Declaration of Trust and all amendments thereto (such Agreement and Declaration of Trust as presently in effect and as it may from time to time be amended, is herein called the "Declaration of Trust");

                         (e) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called "By-Laws");

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                         (f)  The Custodian Agreement between PNC Bank, N.A.
                              (formerly Provident National Bank) and the Fund dated as of January 15, 1993;

                         (g) The Administration and Accounting Services Agreement between the Transfer Agency and the Fund dated as of January 15, 1993; and

                         (h) The Fund's most recent registration statement on Form N-1A under the 1940 Act (File No. 811-7436), as filed with the U.S. Securities and Exchange Commission ("the SEC") on December 7, 1998 and all amendments thereto (such registration statement as presently effective and as it shall from time to time be amended, is herein called the "Registration Statement").

                    The Fund will furnish PFPC from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any."

     2. The fee schedules of PFPC applicable to the Series shall be as agreed to in writing, from time to time.

     3.   This Addendum supercedes all prior Amendments to the Agreement.

     4. In all other respects, the Agreement shall remain unchanged and in full force and effect.

     5. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Addendum
Number One to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


                                       THE DFA INVESTMENT TRUST COMPANY


                                       By: /s/ Irene R. Diamant
                                          ------------------------------------
                                               Irene R. Diamant
                                               Vice President

                                       PFPC INC.


                                       By: /s/ Joseph Gramlich
                                          ------------------------------------
                                               Joseph Gramlich
                                               Senior Vice President

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                                                           AMENDED AND RESTATED
                                                               DECEMBER 7, 1998

                                     APPENDIX A

                          THE DFA INVESTMENT TRUST COMPANY

          I, Irene R. Diamant, Secretary of The DFA Investment Trust Company, a Delaware business trust (the "Fund"), do hereby certify that:

          The following individuals are duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund:


                   NAME                                 SIGNATURE
                   ----                                 ---------




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                                                           AMENDED AND RESTATED
                                                               DECEMBER 7, 1998


                                     SCHEDULE B


                                     SERIES OF
                          THE DFA INVESTMENT TRUST COMPANY

                         THE U.S. 9-10 SMALL COMPANY SERIES
                         THE U.S. 6-10 SMALL COMPANY SERIES
                           THE U.S. LARGE COMPANY SERIES
                       THE ENHANCED U.S. LARGE COMPANY SERIES
                             THE U.S. 6-10 VALUE SERIES
                          THE U.S. LARGE CAP VALUE SERIES
                             THE U.S. 4-10 VALUE SERIES
                         THE JAPANESE SMALL COMPANY SERIES
                        THE PACIFIC RIM SMALL COMPANY SERIES
                      THE UNITED KINGDOM SMALL COMPANY SERIES
                            THE EMERGING MARKETS SERIES
                         THE DFA INTERNATIONAL VALUE SERIES
                       THE EMERGING MARKETS SMALL CAP SERIES
                        THE CONTINENTAL SMALL COMPANY SERIES
                        THE DFA ONE-YEAR FIXED INCOME SERIES
                    THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
                    THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES


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